EXHIBIT 10.84

The First National Bank of Chicago

Trencor Jetco, Inc.

Letter of Credit Agreement

Dated as of April 1, 1994

Table of Contents
Article I	Definitions
Section 1.l.	Definitions
Section 1.2.	Interpretation
Article II	Letter of Credit
Section 2.1.	Issuance of Letter of Credit
Section 2.2.	Letter of Credit Drawings
Section 2.3.	Reimbursement of Drawings under the Letter of Credit
Section 2.4.	Fees
Section 2.5.	Method of Payment
Section 2.6.	Reduction and Termination
Section 2.7.	Reinstatement of the Amount of the Letter of Credit
Section 2.8.	Disbursement of Drawings
Section 2.9.	Computation of Interest
Section 2.10.	Payment Due on Non-Business Day to be Made on Next
		Business Day
Section 2.11.	Late Payments
Section 2.12.	Source of Funds
Section 2.13	Extension of Stated Termination Date
Section 2.14.	Amendments Upon Extension
Section 2.15.	Operative Documents
Article III	Conditions Precedent
Section 3.1.	Conditions Precedent to Issuance of Letter of Credit
Article IV	Representations and Warranties
Section 4.1.	Company's Representations
Section 4.2.	Bond Document Representation
Article V	Covenants
Section 5.1.	Affirmative Covenants
Section 5.2.	Negative Covenants
Article VI	Defaults
Section 6.1.	Events of Default and Remedies
Section 6.2.	Remedies
Article VII	Miscellaneous
Section 7.1.	No Deductions
Section 7.2.	Right of Setoff
Section 7.3.	Indemnity, Costs, Expenses and Taxes
Section 7.4.	Obligations Absolute
Section 7.5.	Liability of the Bank
Section 7.6.	Waiver of Rights by the Bank
Section 7.7.	Severability
Section 7.8.	Governing Law
Section 7.9.	Notices
Section 7.10.	Survival of Certain Obligations
Section 7.11.	Taxes and Expenses
Section 7.12.	Amendments
Section 7.13.	Headings
Section 7.14.	Counterparts

Appendix I	Irrevocable Transferable Letter of Credit

Exhibit A	Notice of Conversion Date
Exhibit B	Notice of Termination
Exhibit C	Interest Drawing Certificate
Exhibit D	Redemption Drawing and Reduction Certificate
Exhibit E	Liquidity Drawing Certificate
Exhibit F	Acceleration Drawing Certificate
Exhibit G	Stated Maturity Drawing Certificate
Exhibit H	Reduction Certificate
Exhibit I	Notice of Amendment
Exhibit J	Transfer Certificate
Exhibit K	Notice of Amendment



Dated as of April 1, 1994
Trencor Jetco, Inc.
3545 E. Main Street

Grand Prairie, TX  75050

Ladies and Gentlemen:
The Company (such term and each other capitalized term used herein having the meaning set forth in Article One hereof) desires to secure a source of funds to be devoted exclusively to the payment by the Trustee, when and as due, of the principal of and certain interest on the Bonds, which Bonds were issued for its benefit and has applied to the Bank for issuance by the Bank of the Letter of Credit in an Original Stated Amount of $8,105,206.
Furthermore, the Bank has been requested by the Company to provide the Company with a liquidity facility by extending credit to the Company in the form of a Liquidity Drawing under the Letter of Credit. The Bank has agreed to issue such Letter of Credit and to provide such liquidity facility in the following manner and subject to the following terms and conditions. Accordingly, the Company and the Bank hereby agree as follows:

Article I

Definitions

	Section 1.l.	Definitions;.  As used in this Agreement.
Acceleration Drawing - means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of Exhibit F to the Letter of Credit.

Agreement - means this Letter of Credit Agreement, as amended or supplemented from time to time.

Astec - means Astec Industries, Inc., a Tennessee corporation.

Astec Guaranty - means a guaranty of the Obligations by Astec in form and substance satisfactory to the Bank.

Available Amount - shall have the same meaning herein as in the Letter of Credit

Bank - means The First National Bank of Chicago, as issuer of the Letter of Credit.

Bond Documents - means the Indenture, the Loan Agreement, the
Remarketing Agreement, the Bonds and the Guaranty Agreement dated as of April 1, 1994 between Astec and the Trustee.

Bonds - means the $8,000,000 Industrial Development Revenue Bonds, Series 1994 (Trencor Jetco, Inc. Project).

Business Day - shall have the same meaning herein as in the Indenture.

Closing Date - means the date on which all conditions precedent under Article Three hereof have been met or waived by the Bank and on which the Letter of Credit is issued.

Company - means Trencor Jetco, Inc., a Texas corporation.

Company Bonds - shall have the meaning set forth in the Indenture.

Conversion Date - means any conversion to a CP Rate Mode or Adjustable Rate Mode as such terms are defined in the Indenture.

Corporate Base Rate - means the rate of interest announced by the Bank from time to time as its corporate base rate or equivalent, with any change in such corporate base rate or equivalent to be effective on the date of such change, it being understood that such rate may not be the best or lowest rate offered by the Bank.

Credit Agreement - means that certain Astec Industries, Inc. Amended and Restated Credit Agreement originally dated April 27, 1989, as amended from time to time, between Astec and The First National Bank of Chicago. It is understood that Astec and the Bank are currently negotiating a further complete amendment and restatement of the Credit Agreement. Upon the execution and delivery of such further amendment and restatement of the Credit Agreement, the same shall constitute the "Credit Agreement" for purposes of this definition. If the Credit Agreement is terminated and replaced by an agreement to which First National Bank of Chicago is not a party or is not replaced, the Credit Agreement shall be deemed to remain in effect for purposes of this Agreement.

Event of Default - has the meaning given in Section 6.1 hereof.

Expiration Date - shall the same meaning herein as in the Letter of Credit.

Indebtedness - shall mean and include, as of any date as of which the amount thereof is to be determined, (i) all items (other than capital items such as surplus and fund balances, as well as reserves for taxes in respect of income deferred to the future and other deferred credits and reserves) which in accordance with generally accepted accounting principles (including, without limitation, capitalized leases) would be included in determining total liabilities on the balance sheet of a Person as of such date, (ii) all obligations which are secured by any Lien existing on Property owned by such Person, whether or not the obligations secured thereby shall have been assumed by any other Person, (iii) all obligations of such Person to purchase any materials, supplies or other Property, or to obtain the services of any other Person, if the relevant contract or other related document requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether or not delivery of such materials, supplies or other Property is ever made or tendered or such services are ever performed or tendered, and (iv) all guarantees by such Person for the payment of Indebtedness of others of the character described in (i) through (iii) above.

Indenture - means that certain Indenture of Trust dated as of April 1, 1994, between the Trustee and the Issuer relating to the Bonds.

Interest Drawing - means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of Exhibit C to the Letter of Credit

Interest Payment Date - means the first Business Day of each calendar month, commencing May 1, 1994.

Issuer - means the Grapevine Industrial Development Corporation, and its successors and assigns.

Letter of Credit - means the irrevocable transferable letter of credit issued by the Bank for the account of the Company in favor of the Trustee for the benefit of the owners from time to time of the Bonds pursuant to this Agreement in the form of Appendix I hereto with appropriate insertions, as amended.

Letter of Credit Fees - shall have the meaning given to such term in
Section 2.4 hereof.

Liquidity Drawing - means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of Exhibit E to the Letter of Credit
Loan Agreement - means the Loan Agreement dated as of April 1, 1994, between Trencor and the Issuer, as amended or supplemented in accordance with the terms hereof and thereof.

Obligations - means fees relating to the Letter of Credit, any and all obligations of the Company to reimburse the Bank for any drawings under the Letter of Credit, and all other obligations of the Company to the Bank arising under or in relation to this Agreement.

Original Stated Amount - shall have the meaning specified in Section 2. l hereof.

Outstanding or Bonds Outstanding - shall have the same meaning herein as in the Indenture.

Person - means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

Placement Memorandum - means the Offering Memorandum dated
April 27, 1994, relating to the Bonds.

Pledged Bonds - shall have the same meaning herein as in the Indenture.

Potential Default - means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default

Property - means any and all right, title and interest of any Person in and to any and all property, whether real or personal, tangible or intangible, and wherever situated.

Redemption Drawing - means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of Exhibit D to the Letter of Credit.

Related Documents - means the Related Documents as defined in Section 7.4(i) hereof.

Remarketing Agent - means The First National Bank of Chicago, as remarketing agent under the Indenture, and any successor remarketing agent

Remarketing Agreement - means the Remarketing Agreement dated as of April 1, 1994, among the Company, Astec and the Remarketing Agent, as amended and supplemented in accordance with its terms.

State - means the State of Texas.

Stated Maturity - means April 1, 2019.

Stated Maturity Drawing - means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of Exhibit G to the Letter of Credit.

Stated Termination Date - means April 29, 1997, or such later date to which the Stated Termination Date may be extended from time to time pursuant to Section 2.13 hereof.

Subsidiary - shall mean, as to any Person, any corporation or other entity of which a controlling interest of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions is at the time owned directly or indirectly by such Person.
Tender Agent - shall have the meaning set forth in the Indenture.

Trustee - means Bank One, Texas, N.A., as Trustee under the Indenture, and any successor trustee thereunder.

Uniform Customs - shall have the same meaning herein as the Letter of Credit.

  Section 1.2.
Interpretation In this Agreement (unless otherwise specified), the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to writing include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words including, includes and include shall be deemed to be followed by the words without limitation; references to articles, sections (or subdivisions of sections), recitals, exhibits, annexes or schedules are to those of this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; the phrase "and/or" shall be deemed to mean the words both preceding and following such phrase, or either of them; and references to the parties and to Persons include their respective permitted successors and assigns and, in the case of governmental Persons, Persons succeeding to their respective functions and capacities. Any capitalized terms used herein which are not specifically defined herein shall have the same meaning herein as in the Indenture. All references in this Agreement to times of day shall be references to Chicago, Illinois, time unless otherwise specifically provided.

Article II	Letter of Credit
Article II

Letter of Credit

	 Section 2.1.	Issuance of Letter of Credit
  The Bank agrees to
issue on the date of issuance of the Bonds, upon the terms, subject to the conditions and relying upon the representations and warranties set forth in this Agreement, the Letter of Credit substantially in the form of Appendix I hereto. The Letter of Credit shall be in the Original Stated Amount of $8,105,206 (the Original Stated Amount), which is the sum of (i) the principal amount of Bonds outstanding on the Closing Date, plus (ii) interest thereon at the rate of 10% per annum for a period of (48) days.

Section 2.2.	Letter of Credit Drawings
 As set forth in the
Letter of Credit, the Trustee is authorized to make the following types of drawings under the Letter of Credit:
	(a)	As provided in Section 5.04 of the Indenture, on, or on the
Business Day immediately preceding, each Interest Payment Date, the Trustee shall make an Interest Drawing under the Letter of Credit in an amount sufficient to pay interest due and payable on each Interest Payment Date on the Bonds then Outstanding other than Pledged Bonds and Company Bonds.
	(b)	As provided in Section 5.04 of the Indenture, on, or on the
Business Day immediately preceding, any redemption date, the Trustee shall make a Redemption Drawing under the Letter of Credit in an amount sufficient to pay (i) the principal amount of any Bonds to be redeemed on such redemption date in accordance with the terms of the Indenture (other than Pledged Bonds and Company Bonds) plus (ii) interest accrued on such
Bonds to the date of redemption, provided that in the event the date of redemption coincides with an Interest Payment Date, the Redemption
Drawing shall not include any accrued interest on the Bonds (which interest shall be payable pursuant to an Interest Drawing).
	(c)	As provided in Section 3.08 of the Indenture, in the event
Bonds shall have been tendered for purchase pursuant to Section 2.03 or 2.04 of the Indenture and the Remarketing Agent shall not have remarketed all or part of such Bonds as provided in the Indenture or payment of the purchase price of such Bonds has not been received, the Trustee shall make a Liquidity Drawing under the Letter of Credit in an amount sufficient to purchase the Bonds (other than Pledged Bonds and Company Bonds) (or part thereof) tendered or deemed tendered by the holders thereof, provided that in the event that the purchase date coincides with an Interest Payment Date, the Liquidity Drawing shall not include any accrued interest on the Bonds (which interest shall be payable pursuant to an Interest Drawing).

	(d)	As provided in Section 6.02 of the Indenture, if an Event
of Default under the Indenture shall have occurred and be continuing and the Trustee shall have declared the principal amount of all Bonds then Outstanding and all interest accrued thereon to be immediately due and payable, the Trustee shall make an Acceleration Drawing under the Letter of Credit for (i) the principal amount of all Bonds Outstanding (other than Pledged Bonds and Company Bonds) plus (ii) interest accrued on such Bonds to the date of drawing.

	(e)	As provided in to Section 5.04 of the Indenture, on, or on
the Business Day immediately preceding, the Stated Maturity Date, the Trustee shall make a Stated Maturity Drawing for the principal amount of all Bonds then Outstanding (other than Pledged Bonds and Company Bonds).
   Section 2.3.

Reimbursement of Drawings under the Letter of  Credit
 (a) The Company agrees to reimburse the Bank for the full amount of any Liquidity Drawing, Acceleration Drawing, Interest Drawing, Redemption Drawing or Stated Maturity Drawing made under the Letter of Credit immediately upon each such drawing and on the date of each such drawing. If the Company does not make such reimbursement on such date, such reimbursement obligation shall bear interest at the rate per annum and in the manner specified in Section 2.11 hereof.
	(b)	The Company agrees that before any optional redemption of
the Bonds may occur, the Company must first obtain the written consent of the Bank for the redemption.
	(c)	The Company hereby grants to the Bank a first priority
security interest in all of its right, title and interest in and to all Pledged Bonds to secure the repayment of the Obligations. This Agreement shall constitute a security agreement for purposes of the Uniform Commercial
Code. The Company hereby agrees concurrently with the execution and delivery of this Agreement and thereafter from time to time to cause any financing statements to be filed, registered and recorded in such manner and in all places as may be required by law or reasonably requested by the Bank in order to fully perfect and protect any lien and security interest created hereby and from time to time will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all continuation statements and further instruments that may be requested or required by the Bank for such perfection and protection. The Bank hereby appoints the Trustee (to the extent the Bonds are registered in the name of DTC or its nominee and to the extent the Bonds are not so registered) as its bailee for purposes of perfecting its security interest in the Pledged Bonds.

Section 2.4.	Fees
 The Company hereby agrees to pay, or cause
to be paid, to the Bank:
	(a)	on the date the Letter of Credit is issued, an origination fee in the amount of $200.00;
	(b)	on the date the Letter of Credit is issued for the period
ending May 1, 1994, and thereafter quarterly in advance on the first day of each February, May, August and November occurring after the date the Letter of Credit is issued to the Expiration Date, a non-refundable fee (computed on the basis of a year of 360 days and actual days elapsed) on the Available Amount of the Letter of Credit on each such payment date at a rate per annum equal to .75% (such initial and annual fees being referred to herein as the Letter of Credit Fees);
	(c)	on the date of each Interest Drawing, Redemption Drawing,
Acceleration Drawing, Liquidity Drawing and Stated Maturity Drawing a
drawing fee of $150.00 and
	(d)	upon each transfer of the Letter of Credit to any successor
trustee under the Indenture, a transfer fee in an amount customarily charged by the Bank for such transfers.
  Section 2.5.	Method of Payment; etc
  All payments to be made
by the Company under this Agreement shall be made not later than 12:00 noon, Chicago time, on the date when due and shall be made in lawful money of the United States of America (in freely transferable U.S. dollars) and in immediately available funds. On each date on which any amount is due from the Company pursuant to this Agreement, the Company shall pay or cause to be paid the same to a Federal Reserve Bank wire transfer confirmation number evidencing the wire transfer of such amount to the Federal Reserve
Bank of Chicago for the account of The First National Bank of Chicago, ABA number 071000013 (or at such other account number or address as the Bank may from time to time designate) on such date. If the amount is so paid after 12:00 noon Chicago time on such date, such amount shall be considered paid on the next day the Bank is open for business and interest shall accrue at the rate set forth in Section 2.11 hereof. All payments under this Agreement shall be made without counterclaim, set off, condition or qualification.

Except as otherwise herein specifically provided or unless otherwise prohibited by court order, all payments under this Agreement shall be made without counterclaim, setoff, condition or qualification, and free and clear of and without deduction or withholding for or by reason of any present or future taxes, levies, imposts, deductions or charges of any nature whatsoever; in the event that the Company is compelled by law to make any such deduction of withholding, the Company or Trencor shall nevertheless pay to the Bank such amounts as will result in the receipt by the Bank of the sum it would have received had no such deduction or withholding been required to be made.

 Section 2.6.	Reduction and Termination
  (a) The Trustee shall
have the right at any time to permanently reduce, without penalty or premium, the Available Amount of the Letter of Credit upon not less than one
(l) Business Day's prior written notice to the Bank by the Trustee in the form of Exhibit D or H to the Letter of Credit, designating the date (which shall be a Business Day) of such reduction and the amount of such reduction. Such reduction of the Available Amount shall be effective, after receipt of such notice, on the Business Day following the date of delivery of such notice. Any reduction other than by virtue of a payment at maturity shall be in an amount not less than $100,000.

	(b)	If the Trustee shall partially reduce the Available Amount
pursuant to paragraph (a) above, the Bank shall then have the right to require the Trustee to simultaneously surrender the outstanding Letter of Credit to the Bank on the effective date of such partial reduction of the Available Amount and to accept on such date, in substitution for the then outstanding Letter of Credit, a substitute irrevocable Letter of Credit, dated such date, for an amount equal to the amount to which the Available Amount shall have been so reduced but otherwise having terms identical to the then outstanding Letter of Credit. Alternatively, the Bank in its sole discretion may elect to deliver to the Trustee a Notice of Amendment to the Letter of Credit in the form of Exhibit I to the Letter of Credit, dated the effective date of such partial reduction of the Available Amount of the Letter of Credit and stating the amount to which the Available Amount has been reduced.
 Section 2.7.	Reinstatement of the Amount of the Letter of Credit
(a)  As set forth in the Letter of Credit, the Available Amount of the
Letter of Credit shall be reduced and reinstated.
	(b)	The Bank will promptly notify the Trustee, the Company
and the Remarketing Agent of any reinstatement of the Letter of Credit, but failure to provide such notice shall not affect the reinstatement of the Letter of Credit as provided above.
	(c)	The Company hereby irrevocably and unconditionally
instructs the Bank to reinstate the Letter of Credit in accordance with the terms of the Letter of Credit.
	Section 2.8 Disbursement of Drawings
 The Company hereby
directs the Bank to make payments under the Letter of Credit in the manner set forth therein.

Section 2.9.	Computation of Interest
 All computations of
interest payable by the Company under this Agreement shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue during each period during which interest is computed from and including the first day thereof to but excluding the last day thereof.

  Section 2.10.	Payment Due on Non-Business Day to be Made on
                Next Business Day

 If any sum becomes payable pursuant to this Agreement on a day which is not a Business Day, the date for payment thereof shall be extended, without penalty, to the next succeeding Business Day, and such extended time shall be included in the computation of interest and fee.

  Section 2.11.	Late Payments
 If the principal amount of any
Obligation is not paid when due, such Obligation shall bear interest
(computed on the basis of a 360 day year and actual days elapsed) from the due date thereof until paid in full at a rate per annum equal to the Corporate Base Rate from time to time in effect plus 2%, payable on demand.
	  Section 2.12.	Source of Funds
 All payments made by the Bank
pursuant to the Letter of Credit shall be made from funds of the Bank, but in no event shall such payment be made with funds obtained from any other
Person.

	Section 2.13 Extension of Stated Termination Date
 At any
time there shall remain no more than two and no less than three months to the then current Stated Termination Date, the Company may request the
Bank to extend such Stated Termination Date for a period of one additional year. If the Bank, in its sole discretion, elects to extend the Stated Termination Date then in effect, it shall deliver to the Trustee a Notice of Amendment in the form of Exhibit K to the Letter of Credit (herein referred to as a Notice of Extension) designating the date to which the Stated Termination Date is being extended. Such extension of the Stated
Termination Date shall be effective, after receipt of such notice, on the Business Day following the date of delivery of such Notice of Extension, and thereafter all references in this Agreement to the Stated Termination Date shall be deemed to be references to the date designated as such in the most recent Notice of Extension delivered to the Trustee. Any date to which the Stated Termination Date has been extended in accordance with this Section
2.13 may be extended in like manner.
   Section 2.14.	Amendments Upon Extension
  Upon any
extension of a Stated Termination Date pursuant to Section 2.13 of this Agreement, the Bank reserves the right to renegotiate any of the provisions hereof. The Company agrees that notwithstanding Article 9(d)(iii) of the Uniform Customs, amendments to the Letter of Credit contemplated by
Exhibits I and K thereto shall not require acceptance by the beneficiary of the Letter of Credit in order to be binding against the Company and the Bank.
  Section 2.15.	Operative Documents
  Payment Documents (as
defined in the Letter of Credit) include documents sent by telecopier and tested telex with the original subsequently sent to the Bank. In the event of any discrepancy between the versions of the Payment Documents submitted to the Bank by telecopier or tested telex and the original subsequently sent to the Bank, it is agreed that the sole operative document which shall control for all purposes shall be the version submitted to the Bank by telecopier or tested telex.

   Article III Conditions Precedent

   Section 3.1.	Conditions Precedent to Issuance of Letter of Credit
  As conditions precedent to the obligation of the Bank to issue the
Letter of Credit, (a) the Company shall provide to the Bank on the date of this Agreement, in form and substance satisfactory to the Bank and its counsel, Chapman and Cutler:
	(i)	a written opinion or opinions of counsel to the Company
and Astec, dated the date of the delivery of the Bonds, in form and substance satisfactory to the Bank's counsel;
	(ii)	the written opinion of Hutchison Boyle Brooks & Fisher, a
professional corporation, bond counsel, dated the date of the delivery of the Bonds, in form and substance satisfactory to the Bank's counsel;
	(iii)	a written opinion of counsel to the Issuer, dated the date of delivery of the Bonds, in form and substance satisfactory to the Bank's counsel;
	(iv)	evidence of due authorization, execution and delivery by the parties thereto of the Bond Documents;
	(v)	a copy of resolutions of the board of directors of the
Company and of Astec, certified as of the Closing Date by an authorized officer of the Company and Astec, authorizing, among other things, the execution, delivery and performance by the Company of this Agreement and of Astec of the Astec Guaranty;
	(vi)	true and correct copies of all governmental approvals
necessary for (i) the Issuer to enter into the Bond Documents and the transactions contemplated by this Agreement and (ii) the Company to enter this Agreement and the transactions contemplated hereby;
	(vii)	a certificate of the Secretary, the Assistant Secretary or
other officer satisfactory to the Bank of the Company and Astec, certifying the name and true signatures of the officers of the Company and Astec, authorized to sign this Agreement and the Astec Guaranty;
	(viii)	evidence that all conditions precedent to the issuance, sale and delivery of the Bonds and the effectiveness of this Agreement shall have occurred;
	(ix)	evidence of the status of the Company as a duly organized
and validly existing corporation under the laws of the State of Texas and of Astec as a duly organized and validly existing corporation under the laws of the State of Tennessee;
	(x)	evidence that the Issuer shall have duly executed, issued and delivered the Bonds to the Trustee, and the Trustee shall have duly authenticated the Bonds and delivered the Bonds against payment;
	(xi)	evidence that the Remarketing Agent has acknowledged
and accepted in writing its appointment as Remarketing Agent under the Indenture and its duties and obligations thereunder;
	(xii)	the origination fee specified in Section 2.4(a) hereof;
	(xiii)	the Astec Guaranty; and
	(xiv)	the receipt of  such other documents, certificates and
opinions as the Bank or its counsel may reasonably request.
	(b)	no law, regulation, ruling or other action of the United
States or the State, or any political subdivision or authority therein or thereof shall be in effect or shall have occurred, the effect of which would be to prevent the Bank from fulfilling its obligations under this Agreement;
	(c)	all legal requirements provided herein incident to the
execution, delivery and performance of this Agreement and the Bond
Documents and the transactions contemplated hereby and thereby, shall be reasonably satisfactory to the Bank and its counsel;
	(d)	the representations and warranties contained in Article Four of this Agreement shall be correct on and as of the Closing Date; and
	(e)	none of the Events of Default (as defined in Article Six
hereof) has occurred and is continuing, or would result from the issuance of the Letter of Credit or the execution and delivery of this Agreement, and no event has occurred and is continuing which would constitute an Event of Default or Potential Default, and no event of default or event which with the giving of notice or passage of time or both, would constitute an event of default, under the Credit Agreement has occurred and is continuing;

Article IV Representations and Warranties

  Section 4.1.	Company's Representations
 In order to induce
the Bank to enter into this Agreement, the Company represents and warrants as of the Closing Date that;
	(a)	The Company is duly organized and existing and in good
standing under the laws of its jurisdiction of incorporation and has all necessary corporate power to carry on its present business; the Company has full power, right and authority to enter into this Agreement, to make the borrowings herein provided for, to perform each and all of the matters and things herein provided for; and this Agreement does not, nor will the performance or observance by the Company of any of the matters and things herein provided for, contravene any provision of law or of any order, judgment, decree or regulation, or any charter or by-law provision of, or applicable to, the Company or its properties.
	(b)	There is no action, suit or proceeding by or against, or, to the actual knowledge of the Company, otherwise affecting, the Company before any court, governmental agency or arbitrator, which (i) is pending and has, in any one case or in conjunction with other such actions, suits or proceedings, a reasonable likelihood of having a material adverse effect on the financial condition of the Company, or (ii) is pending, or to the knowledge of the Company is threatened, and has, in any one case or in conjunction with other such actions, suits or proceedings, a reasonable likelihood of having a material adverse effect on the financial condition, operations, properties or business of the Company.
	(c)	The Company is not engaged in the business of extending
credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any drawing under the Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for such a purpose.
	(d)	Neither the execution and delivery of this Agreement, the
consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof conflicts with or results in a breach of the terms, conditions or provisions of any material restriction or any material agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the material property or assets of the Company under the terms of any instrument or agreement.
	(e)	No Event of Default or Potential Default has occurred and is continuing.
	(f)	The Company has complied with all applicable statutes,
rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its businesses or the ownership of its businesses or the ownership of its Property. The Company has not received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment.
	.c2.Section 4.2.	Bond Document Representation;.  The Company
hereby makes to the Bank the same representations and warranties as set forth by it in each Bond Document to which it is a party, which representations and warranties as well as the related defined terms, are hereby incorporated herein by reference for the benefit of the Bank with the same effect as if each and every such representations, warranty and defined term were set forth herein in its entirety and were made as of the date hereof. No amendment to such representations, warranties or defined terms made pursuant to any Bond
Document shall be effective to amend such representation, warranties and defined terms as incorporated herein by reference without the prior written consent of the Bank.

Article V	Covenants
Article V

Covenants
  Section 5.1.	Affirmative Covenants
 The Company covenants
and agrees with the Bank that it will do the following so long as any amounts may be drawn under the Letter of Credit, and thereafter, so long as any amounts remain outstanding or Obligations remain unfulfilled under this Agreement, unless the Bank shall otherwise consent in writing:
	(a)	Bond Proceeds. Use the proceeds of the Bonds for the
purposes set forth in the Loan Agreement and the Indenture.
	(b)	Advertising. The Bank may, with the prior consent of the
Company, which consent shall not be unreasonably withheld, use the name of the Company in any advertising the Bank may wish to publish concerning the Bank's role in the issuance of the Letter of Credit or other aspects of the transactions contemplated by this Agreement or the Indenture.

  Section 5.2.	Negative Covenants
 The Company covenants and
agrees with the Bank that so long as any amounts may be drawn under the
Letter of Credit and thereafter, so long as any amounts remain outstanding or Obligations remain unfulfilled or unpaid under this Agreement, the Company will not, directly or indirectly, unless the Bank shall otherwise consent in writing:
	(a)	Amendments.  Amend, modify, terminate or grant, or
permit the amendment, modification, termination or grant of, any waiver under (or consent to, or permit or suffer to occur any action or omission which results in, or is equivalent to, an amendment, modification, or grant of a waiver under) the Bond Documents without the prior written consent of the Bank.
	(b)	Placement Memorandum.  Refer to the Bank in any
Placement Memorandum or make any changes in reference to the Bank in any revision of the Placement Memorandum without the Bank's prior written consent thereto.

Article VI	Defaults

 Section 6.1. 	Events of Default and Remedies
 If any of the
following events shall occur and be continuing, each such event shall be an "Event of Default":
	(a)	any representation or warranty made by the Company in
this Agreement, in the Related Documents or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection herewith or therewith, shall prove to have been false or misleading in any material respect;
	(b)	any "event of default" shall have occurred under any of the
Related Documents (as defined respectively therein);
	(c)	default in the payment of (A) any Letter of Credit Fee when
and as due or (B) any other Obligations required to be paid or reimbursed under this Agreement to the Bank when and as the same shall become due and payable as herein provided;
	(d)	default in the due observance or performance of any
covenant set forth in Section 5.2 of this Agreement;
	(e)	default in the due observance or performance of any other
term, covenant or agreement set forth in this Agreement and such default has not been remedied within twenty (20) days following written notice thereof from the Bank.
	(f)	the Company, Astec or any Subsidiary of the Company or
Astec makes an assignment for the benefit of creditors, files a petition in bankruptcy, is unable generally to pay its debts as they come due, is adjudicated insolvent or bankrupt or there is entered any order or decree granting relief in any involuntary case commenced against the Company,
Astec or any Subsidiary of the Company or Astec under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or if the Company, Astec or any Subsidiary of the Company or Astec petitions or applies to any tribunal for any receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official of the Company, Astec or any Subsidiary of the Company or Astec, or of any substantial part of its respective Properties, or commences any proceeding in a court of law for a reorganization, readjustment of debt, dissolution, liquidation or other similar procedure under the law or statutes of any jurisdiction, whether now or hereafter in effect, or if there is commenced against the Company, Astec or any Subsidiary of the Company or Astec, any such proceeding in a court of law or equity which remains undismissed or shall not be discharged, vacated or stayed, or such jurisdiction shall not be relinquished, within sixty (60) days after commencement, or the Company, Astec or any Subsidiary of the
Company or Astec by any act, indicates its consent to, approval of, or acquiescence in any such proceeding in a court of law, or to an order for relief in an involuntary under any such law, or to the appointment of any receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official for the Company, Astec or any Subsidiary of the Company or Astec or a substantial part of its Properties, or if the Company, Astec or any Subsidiary of the Company or Astec suffers any such receivership, trusteeship, liquidation, assignment, custodianship, sequestration or other similar procedure to continue undischarged for a period of sixty (60) days after commencement or if the Company, Astec or any Subsidiary of the Company
or Astec takes any action for the purposes of effecting the foregoing;
	(g)	any material provision of this Agreement or any of the
Related Documents shall cease to be valid and binding, or the Company,
Astec or any governmental authority shall contest any material provision of this Agreement or any of the Related Documents, or the Company, Astec or
any agent or trustee on behalf of the Company or Astec, shall deny that it has any or further liability under this Agreement or any of the Related
Documents;
	(h)	one or more judgments, decrees or orders for the payment of
money in excess of $1,000,000 in the aggregate shall be rendered against the Company, Astec or any Subsidiary of the Company or Astec and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days after becoming final and nonappealable without being vacated, discharged, satisfied, stayed or bonded pending appeal;
	(i)	the Company, Astec or any Subsidiary of the Company or
Astec shall (x) fail (after any relevant cure period) to pay any Indebtedness of the Company, Astec or any Subsidiary of the Company or Astec, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment or demand) if the effect of such failure to pay is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time or both, the maturity of such Indebtedness or (y) fail (after any relevant cure period) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness when required to be performed or observed, if the effect of such failure to perform or observe is the acceleration of the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;
	(j)	any Default as defined in the Credit Agreement occurs
and the same is not cured or waived pursuant to the terms of the Credit
Agreement;
	(k)	any representation or warranty made by Astec in the Astec
Guaranty shall prove to have been false or misleading in any material respect;
or
	(l)	Astec shall breach any convenant or provision of the Astec
Guaranty;

Section 6.2. 	Remedies
 Upon the occurrence of any Event of
Default the Bank may exercise any one or more of the following rights and remedies in addition to any other remedies herein or by law provided:
	(a)	by written notice to the Company and the Trustee, require
that the Company immediately prepay to the Bank in immediately available funds an amount equal to the Available Amount of the Letter of Credit, any such amount to be held uninvested as collateral security for any and all indebtedness, obligations and liabilities of the Company to the Bank hereunder, whether now existing or hereafter arising and whether due or contingent;
	(b)	declare the principal of and interest on the Obligations
owing hereunder immediately due and payable;
	(c)	give notice of the occurrence of an Event of Default to the
Trustee and instruct the Trustee to accelerate the Bonds, thereby causing the Letter of Credit to expire fifteen days thereafter;
	(d)	direct the Trustee to exercise its rights under the Indenture and the Loan Agreement; or
	(e)	pursue any other action available at law or in equity,
including, without limitation, collection of the Astec Guaranty.

Article VII	Miscellaneous

 Section 7.1.	No Deductions; Increased Costs';. (a) Each
payment by the Company to the Bank under this Agreement or any other
Related Document shall be made without setoff or counterclaim and without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient imposed by any jurisdiction having control of such recipient) imposed by or within the jurisdiction in which the Company is domiciled, any jurisdiction from which the Company makes any payment hereunder, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Company shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the Bank free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which the Bank would have received had such withholding not been made. If the Bank pays any amount in respect of any such taxes, penalties or interest, the Company shall reimburse the Bank for that payment on demand in the currency in which such payment was made. If the Company pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank on or before the thirtieth day after payment.
	(b)	If any newly adopted, or any change in any, law, treaty,
regulation, guideline or directive or any new or modified interpretation of any of the foregoing by any authority or agency charged with the administration or interpretation thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or the transactions contemplated by this Agreement (whether or not having the force of law) shall:
	(i)	limit the deductibility of interest on funds obtained by the
Bank to pay any of its liabilities or subject the Bank to any tax, duty, charge, deduction or withholding on or with respect to payments relating to the Bonds, the Letter of Credit or this Agreement, or any amount paid or to be paid by the Bank as the issuer of the Letter of Credit (other than any tax measured by or based upon the overall net income of the Bank imposed by any jurisdiction having control over the Bank);
	(ii)	impose, modify, require, make or deem applicable to the
Bank any reserve requirement, capital requirement, special deposit requirement, insurance assessment or similar requirement against any assets held by, deposits with or for the account of, or loans, letters of credit or commitments by, an office of the Bank;
	(iii)	change the basis of taxation of payments due the Bank
under this Agreement or the Bonds (other than by a change in taxation of the overall net income of the Bank);
	(iv)	cause or deem letters of credit to be assets held by the Bank and/or as deposits on its books; or
	(v)	impose upon the Bank any other condition with respect to
any amount paid or payable to or by the Bank or with respect to this
Agreement, the Letter of Credit or the Bonds;
and the result of any of the foregoing is to increase the cost to the Bank of making any payment or maintaining the Letter of Credit, or to reduce the amount of any payment (whether of principal, interest or otherwise)
receivable by the Bank hereunder or under any other Related Document, or to reduce the rate of return on the capital of the Bank or to require the Bank to make any payment on or calculated by reference to the gross amount of any sum received by it, in each case by an amount which the Bank in its reasonable judgment deems material, then:
	(1)	the Bank shall promptly notify the Company in writing of
such event;
	(2)	the Bank shall promptly deliver to the Company a
certificate stating the change which has occurred or the reserve requirements or other costs or conditions which have been imposed on the Bank or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and a reasonably detailed description of the way in which such amount has been calculated, and the Bank's determination of such amounts, absent fraud or manifest error, shall be conclusive; and
	(3)	the Company shall pay to the Bank, from time to time as
specified by the Bank, in the notice referred to in clause (l) above, such an amount or amounts as will compensate the Bank for such additional cost, reduction or payment.
The protection of this Section 7.1(b) shall be available to the Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed; provided, however, that if it shall be later determined by the Bank that any amount so paid by the
Company pursuant to this Section 7.1(b) is in excess of the amount payable under the provisions hereof, the Bank shall refund such excess amount to the Company.
    Section 7.2.	Right of Setoff
 (a) Upon the occurrence and
during the continuance of an Event of Default, the Bank is hereby authorized at any time and from time to time without notice to the Company (any such notice being expressly waived by the Company), and to the fullest extent permitted by law, to setoff, to exercise any banker's lien or any right of attachment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or fixed), accounts or monies at any time held and other indebtedness at any time owing by the Bank to or for the account of the Company (irrespective of the currency in which such accounts, monies or indebtedness may be denominated and the Bank is authorized to convert such accounts, monies and indebtedness into dollars) against any and all of the Obligations of the Company, whether or not the Bank shall have made any demand hereunder or thereunder.
	(b)	The rights of the Bank under this Section 7.2 are in
addition to, in augmentation of, and, except as specifically provided in this
Section 7.2, do not derogate from or impair other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

Section 7.3.	Indemnity, Costs, Expenses and Taxes
  The Company agrees to indemnify and hold the Bank harmless from and against, and to pay on demand, any and all claims, damages, losses, liabilities, reasonable costs and expenses whatsoever which the Bank may incur or suffer by reason of or in connection with the execution and delivery of this Agreement or the Letter of Credit, or any other documents which may be delivered in connection with this Agreement or the Letter of Credit, or in connection with any payment under the Letter of Credit, including, without limitation, the reasonable fees and expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement and the Letter of Credit and all reasonable fees and expenses, if any, in connection with the enforcement or defense of the rights of the Bank in connection with this Agreement or the Letter of Credit, or the collection of any monies due under this Agreement or such other documents which may be delivered in connection with this Agreement or the Letter of Credit; except, only if, and to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct or gross negligence of the Bank in performing its obligations under this Agreement or in making payment against a drawing presented under the Letter of Credit which does not substantially comply with the terms thereof (it being understood and agreed by the parties hereto that in making such payment the Bank's exclusive reliance on the documents presented to the Bank in substantial compliance with the terms of the Letter of Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever shall not be deemed willful misconduct or gross negligence of the Bank). The Company, upon demand by the Bank at any time, shall reimburse the Bank for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the Bank's gross negligence or willful misconduct. Promptly after receipt by the Bank of notice of the commencement, or threatened commencement, of any action subject to the indemnities contained in this Section 7.3, the Bank shall notify the Company thereof; but failure to so notify shall not relieve the Company from any liability which it may have to the Bank hereunder. The obligations of the Company under this Section 7.3 shall survive payment of any funds due under this Agreement or the expiration of the Letter of Credit.

  Section 7.4.	Obligations Absolute
 The obligations of the
Company under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:
	(i)	any lack of validity or enforceability of the Letter of Credit, the Bond Documents, the Credit Agreement, the Astec Guaranty, or any other agreement or instrument relating thereto (collectively, the Related
Documents);
	(ii)	any amendment or waiver of or any consent to departure
from all or any of the Related Documents;
	(iii)	the existence of any claim, set-off, defense or other rights which the Company may have at any time against the Trustee, the
Remarketing Agent or any other beneficiary or any transferee thereof, the
Bank (other than the defense of payment to the Bank in accordance with the terms of this Agreement), or any other person or entity, whether in connection with this Agreement, the Bond Documents or any unrelated transaction;
	(iv)	any statement or any other document presented under the
Letter of Credit proving to be forged, fraudulent, or invalid or any statement therein being untrue or inaccurate in any respect whatsoever; and
	(v)	payment by the Bank under the Letter of Credit against
presentation of a certificate which substantially complies with the terms of the Letter of Credit.
   Section 7.5.	Liability of the Bank
 The Company assumes all
risks of the acts or omissions of the Trustee, the Remarketing Agent, the Tender Agent, or any other agent of the Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for:
 (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee and any transferee in connection therewith; (b) the validity or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; provided, however, that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by (i) the Bank's wilful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (ii) the Bank's wilful or grossly negligent failure to make lawful payment under the Letter of Credit after the presentation to the Bank by the Trustee or a successor trustee under the Indenture of a certificate strictly complying with the terms and conditions of the Letter of Credit (it being understood that in making such payment the Bank's exclusive reliance on the documents presented to the Bank in substantial compliance with the terms of the Letter of Credit as to any and all matters set forth therein whether or not any statement or any document presented pursuant to the
Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever shall not be deemed willful misconduct or gross negligence of the Bank).
  Section 7.6.	Waiver of Rights by the Bank
 No course of
dealing or failure or delay on the part of the Bank in exercising any right, power or privilege hereunder or under the Letter of Credit or this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right or
privilege. The rights of the Bank under the Letter of Credit and the rights of the Bank under this Agreement are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstances.

   Section 7.7.	Severability
 In case any one or more of the
provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
    Section 7.8.	Governing Law
 This Agreement shall be
governed by and construed in accordance with the laws of the State of Illinois, without giving effect to Illinois' choice of law principles.

Section 7.9.	Notices
 (a) Except as otherwise specified herein regarding telephonic, facsimile and tested telex notice, all notices hereunder shall be given by United States certified or registered mail, by telegram or by other telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed:

If to the Bank:

The First National Bank of Chicago
One First National Plaza
Suite 0088, 14th Floor
Chicago, Illinois 60670 Company:n:	Commercial Banking-Midwest
Corporate

If to the Company:

Trencor Jetco, Inc.
3545 E. Main Street
Grand Prairie, Texas  75050
Attention:  Controller

If to the Issuer:

Grapevine Industrial Development Corporation
c/o City of Grapevine
413 South Main Street
Grapevine, Texas  76051
Attention:  City Manager

If to the Remarketing Agent:

The First National Bank of Chicago
One First National Plaza
Suite 0826
Chicago, Illinois 60670-0826
Attention: Public Finance Department

If to the Trustee:
Bank One, Texas, N.A.
P.O. Box 2604
500 Throckmorton
Fort Worth, Texas  76113-2604
Attention:  Corporate Trustee Department

Any party may change its address for purposes hereof by notice to the other parties.
	(b)	The Bank agrees to give immediate notice, promptly
confirmed in writing, to the Remarketing Agent of any notice of an Event of Default given to the Trustee by the Bank.

Section 7.10.	Survival of Certain Obligations
 The obligations
of the Company under Sections 7.1, 7.3, 7.5 and 7.11 hereof shall survive the payment of the Bonds and termination of this Agreement.
   Section 7.11.	Taxes and Expenses
 Any taxes (excluding income
taxes) payable or ruled payable by any governmental authority in respect of this Agreement, the Letter of Credit or the Bonds shall be paid by the Company, together with interest and penalties, if any; provided, however, that the Company may conduct a reasonable contest of any such taxes with the prior written consent of the Bank. The Company shall reimburse the Bank for any and all out of pocket expenses and charges paid or incurred by the Bank in connection with the preparation, execution, delivery, administration and enforcement (including reasonable attorneys' fees and disbursements of the Bank's counsel) of this Agreement and any amendment to this Agreement or the Letter of Credit

   Section 7.12.	Amendments
This Agreement may from time to
time be amended or supplemented only by a writing signed by both the Company and the Bank.

  Section 7.13.	Headings
  The headings and captions in this
Agreement are for convenience of reference only and shall not limit the provisions hereof.

  Section 7.14.	Counterparts
  This Agreement may be executed
in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Company and the Bank.
Please signify your agreement and acceptance of the foregoing by executing this Agreement in the space provided below.

Very truly yours,

The First National Bank of Chicago
By	 /s/

	Its
Accepted and agreed to:

Trencor Jetco, Inc.
By	 /s/
	Its

Appendix I
Irrevocable Transferable Letter of Credit

	April 29, 1994
	Credit Number 00315672

Bank One, Texas, N.A., as trustee (the Trustee)
under the Indenture of Trust dated as of
April 1, 1994 (the Indenture), between Grapevine
Industrial Development Corporation and the Trustee
Attention:	Corporate Trust Department

Dear Ladies and Gentlemen:

We hereby establish in your favor as Trustee under the Indenture, our irrevocable transferable Letter of Credit No. 00315672 for the account of Trencor Jetco, Inc. (the "Company"), whereby we hereby irrevocably authorize you to draw on us from time to time, from and after the date hereof to and including the earliest to occur of: our close of business on
(i) April 29, 1997 (the Stated Termination Date), (ii) the date which is the Business Day following our receipt of the certificate in the form of Exhibit A hereto,
(iii) the date which is the Business Day following receipt from you of a certificate in the form set forth as Exhibit B hereto, (iv) the date on which an Acceleration Drawing (as hereinafter defined) is honored by us, or (v) the date which is fifteen (15) days following your receipt of a written notice from us specifying the occurrence of an Event of Default under the Letter of Credit Agreement dated as of April 1, 1994, between the Company and us (the
Letter of Credit Agreement), and directing you to accelerate the Bonds
(the earliest of such dates herein referred to as the Expiration Date); a maximum aggregate amount not exceeding (U.S. $8,105,206 - the Original
Stated Amount) to pay principal of and accrued interest on, or the purchase price of, the $8,000,000 Industrial Development Revenue Bonds Series 1994 (Trencor Jetco, Inc. Project) issued by the Grapevine Industrial Development Corporation (the Bonds), in accordance with the terms hereof (said
$8,105,206 having been initially calculated to be equal to $8,000,000 the original principal amount of the Bonds, plus $105,206 which is at least 48 days accrued interest on said principal amount of the Bonds at the rate of ten percent (10%) per annum), available against the following documents (the Payment Documents) presented to The First National Bank of Chicago
(the Bank) at our office at One North Dearborn, Suite 0236, 9th Floor,
Chicago, Illinois 60602 (or such other place as we may from time to time specify [herein referred to as the Bank's Office), Attention: International Trade Banking Division/Standby Letter of Credit Unit - Letter of Credit
Manager (or such other person as we may from time to time specify):
A certificate (with all blanks appropriately completed) (i) in the form attached as Exhibit C hereto to pay accrued interest on the Bonds (an Interest Drawing), (ii) in the form attached as Exhibit D hereto to pay the principal amount of and accrued interest on the Bonds in respect of any redemption of the Bonds (a "Redemption Drawing"), (iii) in the form attached as Exhibit E hereto (a Liquidity Drawing Certificate), to allow the Remarketing Agent or the Tender Agent (each as defined in the Reimbursement Agreement), as the case may be, to pay the purchase price of Bonds tendered for purchase (a Liquidity Drawing), (iv) in the form attached as Exhibit F hereto, to pay the principal of and accrued interest in respect of Bonds the payment of which has been accelerated pursuant to Section 6.02 of the Indenture (an
Acceleration Drawing), (v) in the form attached as Exhibit G hereto to pay the principal amount of Bonds outstanding on the Stated Maturity (as defined in the Letter of Credit Agreement) thereof (a Stated Maturity
Drawing), each certificate to be dated the date such certificate is presented hereunder.
No drawings shall be made under this Letter of Credit for Pledged Bonds or Company Bonds (as defined in the Indenture). Any defined terms which are not expressly defined in this paragraph shall have the same meaning herein as in the Indenture.

All drawings shall be made by presentation of each Payment Document at our office at One North Dearborn, Suite 0236, 9th Floor, Chicago, Illinois 60602 as aforesaid or by telecopier (at telecopier number (312) 407-1065) or tested telex (at telex number 4330253 Answerback: FNBCUI), Attention:

International Trade Banking Division/Standby Letter of Credit Unit - Letter of Credit Manager, without further need of documentation, including without need of the original of this Letter of Credit, it being understood that each Payment Document so submitted is to be the sole operative instrument of drawing. You shall use your best efforts to give telephonic notice of a drawing to the Bank at (312) 407-3943 on the Business Day preceding the day of such drawing (but such notice shall not be a condition to drawing hereunder and you shall have no liability for not doing so). In addition, if any drawing is made by presentation of a Payment Document by telecopier or tested telex you shall use your best efforts to promptly deliver to us at the Bank's Office the executed, completed originals of such Payment Documents. In the event of any discrepancy between the versions of the Payment Document submitted to us by telecopier or tested telex and the original subsequently delivered to us, it is agreed that the sole operative document which shall control for all purposes shall be the version submitted to us by telecopier or tested telex.
We agree to honor and pay the amount of any Interest, Redemption, Liquidity, Acceleration or Stated Maturity Drawing if presented in compliance with all of the terms of this Letter of Credit. If such drawing, other than a Liquidity Drawing or an Interest Drawing, is presented prior to 11:00 a.m., Chicago time, on a Business Day, payment shall be made to you of the amount specified, in immediately available funds, by 11:00 a.m., Chicago time, on the following Business Day. If any such drawing, other than a Liquidity Drawing or an Interest Drawing, is presented at or after 11:00 a.m., Chicago time, on a Business Day, payment shall be made to you of the amount specified, in immediately available funds, by 2:00 p.m., Chicago time, on the following Business Day. If a Liquidity Drawing or an Interest Drawing is presented prior to 11:00 a.m. Chicago time, on a Business Day, payment shall be made to you of the amount specified, in immediately available funds, by 2:00 p.m., Chicago time, on the same Business Day. If a Liquidity Drawing or an Interest Drawing is presented at or after 11:00 a.m., Chicago time, payment shall be made to you of the amount specified, in immediately available funds, by 10:00 a.m., Chicago time, on the following Business Day. Payments made hereunder pursuant to a drawing other than a Liquidity Drawing shall be made by wire transfer to Bank One, Texas, N.A.
ABA, #111000614, Account Name: Trust Clearing Account, Account
No.: 9670965053, Attention: Lee Ann Anderson - Corporate Trust Dept.
(or to such other account number or address as the Trustee may from time to time designate). Payments made hereunder pursuant to a Liquidity Drawing shall be made as specified by the Trustee in the Liquidity Drawing Certificate (or to such other account number or address as the Trustee may from time to time designate). "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in the city in which the principal corporate trust office of the Trustee or the principal corporate trust office of the Tender Agent or the principal office of the Remarketing Agent (as defined in the Indenture) is located, or in Chicago, Illinois, or on which banking institutions located in the City of New York, New York, are required or authorized by law to remain closed, or other than a day on which the New York Stock Exchange is closed.

The Available Amount of this Letter of Credit shall be reduced automatically by the amount of any drawing hereunder; provided, however, that the amount of any Interest Drawing hereunder shall be automatically reinstated effective the 11th calendar day from the date of such drawing unless you shall have received notice by telecopy (or other facsimile telecommunication) within ten
(10) calendar days of the date of any Interest Drawing that the Bank has not been reimbursed in full for any such drawing or any Event of Default has occurred under the Letter of Credit Agreement and as a consequence thereof the Letter of Credit will not be so reinstated. After payment by us of a Liquidity Drawing, the obligation of the Bank to honor drawings under this Letter of Credit will be automatically reduced by an amount equal to the Original Purchase Price (as defined below) of any Bonds (or portions thereof) purchased pursuant to said drawing. Prior to the Conversion Date, upon reimbursement to the Bank of the amount of any Liquidity Drawing prior to any remarketing of the Bonds in respect of which such Liquidity Drawing was made plus all accrued interest thereon (provided no Event of Default has occurred and is continuing under the Letter of Credit Agreement), this Letter of Credit shall be reinstated by an amount equal to the principal amount of such Liquidity Drawing plus the accrued interest portion, if any, included in the relevant Liquidity Drawing when made. In addition, prior to the Conversion Date in the event of the remarketing of Bonds (or portions thereof) previously purchased with the proceeds of a Liquidity Drawing, our obligation to honor drawings hereunder will be automatically reinstated concurrently upon receipt by us, or the Trustee on our behalf, of an amount equal to the principal amount of and accrued interest on such Bonds (or portions thereof) arising out of the remarketing of such Bonds. The amount of such reinstatement shall be equal to the Original Purchase Price of such Bonds (or portions thereof). Original Purchase Price shall mean the principal amount of any Bond purchased with the proceeds of a Liquidity Drawing plus the amount of accrued interest thereon paid with the proceeds of a Liquidity Drawing (and not pursuant to an Interest Drawing) upon the purchase of such Bond.

Upon receipt by us of a certificate of the Trustee in the form of Exhibit D or H hereto, the Bank will automatically and permanently reduce the amount available to be drawn hereunder by the amount specified in such certificate. Notwithstanding any other provision hereof, the amount so permanently reduced shall not reinstate. Such reduction shall be effective as of the next Business Day following the date of delivery of such certificate.

Upon any permanent reduction of the amounts available to be drawn under this Letter of Credit, as provided herein, we may deliver to you a substitute Letter of Credit in exchange for this Letter of Credit or an amendment to this Letter of Credit substantially in the form of Exhibit I hereto to reflect any such reduction. If we deliver to you such a substitute Letter of Credit you shall simultaneously surrender to us for cancellation the Letter of Credit then in your possession.

The Available Amount shall mean the Original Stated Amount (i) less the amount of all prior reductions pursuant to Interest, Redemption, Liquidity, Acceleration and Stated Maturity Drawings, (ii) less the amount of any reduction in the Available Amount of the Letter of Credit pursuant to a certificate in the form of Exhibit D or H hereto to the extent such reduction is not already accounted for by a reduction in the Available Amount pursuant to
(i) above, (iii) plus the amount of all reinstatements as above provided.
Prior to the Expiration Date, we may extend the Stated Termination Date from time to time at the request of the Company by delivering to you an amendment to this Letter of Credit in the form of Exhibit K hereto designating the date to which the Stated Termination Date is being extended.

Each such extension of the Stated Termination Date shall become effective on the Business Day following delivery of such notice to you and thereafter all references in this Letter of Credit to the Stated Termination Date shall be deemed to be references to the date designated as such in such notice. Any date to which the Stated Termination Date has been extended as herein provided may be extended in a like manner.
Upon the Expiration Date this Letter of Credit shall automatically terminate and be delivered to the Bank for cancellation.
All payments made by us hereunder shall be made from our funds, but in no event shall such payment be made with funds obtained from the Issuer or the Company or any other person.

This Letter of Credit, together with any amendments thereto, is transferable in whole only to your successor as Trustee. Any such transfer (including any successive transfer) shall be effective upon receipt by us of a signed copy of the instrument effecting each such transfer signed by the transferor and by the transferee in the form of Exhibit J hereto (which shall be conclusive evidence of such transfer) and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Letter of Credit in the transferor's place; provided that, in such case, any certificates of the Trustee to be provided hereunder shall be signed by one who states therein that he is a duly authorized officer or agent of the transferee.

The Trustee, and any successor Trustee as hereinabove provided, is and shall be entitled to the benefit of this Letter of Credit only as Trustee under the Indenture.

Communications with respect to this Letter of Credit shall be addressed to us at The First National Bank of Chicago, One North Dearborn, Suite 0236, 9th Floor, Chicago, Illinois 60602, Attention: International Trade Banking Division/Standby Letter of Credit Unit - Letter of Credit Manager, specifically referring to the number of this Letter of Credit.

To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the Uniform
Customs) except for Articles 41 and Section (g) of Article 48 thereof. For purposes of Article 42(a), the place of presentation for payment, acceptance and negotiation shall be the Bank's Office. Notwithstanding
Article 9(d)(iii), amendments to this Letter of Credit contemplated by Exhibits I and K hereto shall not require acceptance by you in order to be binding against you, the Company and the Bank. As to matters not governed by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of Illinois.

This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amended by reference to any other document whatsoever.

The First National Bank of Chicago




Exhibit A to
The First National Bank of Chicago
Letter of Credit
No. 00315672

Notice of Conversion Date

The First National Bank of Chicago
One North Dearborn
Suite 0236, 9th Floor
Chicago, Illinois 60602

Attention:	Letter of Credit Unit

Ladies and Gentlemen:

Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. 00315672 dated April 29, 1994, (the Letter of Credit), which has been established by you for the account of Trencor Jetco, Inc. (the Company) in favor of Bank One, Texas, N.A. as Trustee under the Indenture.

Each of the undersigned hereby certify and confirm that the Conversion Date of the Bonds within the meaning of that certain Letter of Credit Agreement dated as of April 1, 1994 between you and the Company has occurred on [insert date], and, accordingly, said Letter of Credit shall terminate in accordance with its terms on the Business Day following your receipt of this notice.

All defined terms used herein which are not otherwise defined herein shall have the same meaning as in the Letter of Credit.



Bank One, Texas, N.A., as Trustee


By	/s/
[Title of Authorized Officer]
Trencor Jetco, Inc.


By	/s/
	Its

Exhibit B
To The First National Bank of Chicago
Letter of Credit
No. 00315672

Notice of Termination


The First National Bank of Chicago
One North Dearborn
Suite 0236, 9th Floor
Chicago, Illinois 60602

Attention:	Corporate Trust Department

Ladies and Gentlemen:

Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. 00315672 dated April 29, 1994, (the Letter of Credit), which has been established by you for the account of Trencor Jetco, Inc. in favor of Bank One, Texas, N.A. as Trustee under the Indenture.

The undersigned hereby certifies and confirms that (i) no Bonds (as defined in the Letter of Credit) remain Outstanding within the meaning of the Indenture, (ii) all drawings required to be made under the Indenture and available under the Letter of Credit have been made and honored, or (iii) a substitute letter of credit has been issued to replace the Letter of Credit in accordance with the Indenture (as such term is defined in the Letter of Credit), and, accordingly, said Letter of Credit shall be terminated in accordance with its terms.

All defined terms used herein which are not otherwise defined shall have the same meaning as in the Letter of Credit.


Bank One, Texas, N.A., as Trustee



By	/s/
[Title of Authorized Officer]


Exhibit C to
The First National Bank of Chicago
Letter of Credit
No. 00315672

Interest Drawing Certificate


The First National Bank of Chicago
One North Dearborn
Suite 0236, 9th Floor
Chicago, Illinois 60602

Attention:	Letter of Credit Unit

The undersigned individual, a duly authorized officer of Bank One, Texas, N.A., as Trustee under the Indenture (the Beneficiary), hereby Certifies on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. 00315672 dated April 29, 1994, (the Letter of Credit), issued by The First National Bank of Chicago, in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

	1.	The Beneficiary is the Trustee under the Indenture and
hereby demands payment of $__________________.
	2.	The Beneficiary is entitled to make this drawing under the
Letter of Credit in the amount specified in paragraph numbered 1, pursuant to the Indenture with respect to the payment of interest due on all Bonds outstanding on the Interest Payment Date (as defined in the Indenture) occurring on __________________, other than Pledged Bonds and Company
Bonds (each as defined in the Indenture).
	3.	The amount of the drawing is equal to the amount required
to be drawn by the Trustee pursuant to Section 5.04 of the Indenture.
	4.	The amount of the drawing made by this Certificate was
computed in compliance with the terms of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of the Letter of Credit.

In Witness Whereof, this Certificate has been executed this _____ day of ___________, ____.


Bank One, Texas, N.A., as Trustee



By	/s/
[Title of Authorized Officer]



Exhibit D to
The First National Bank of Chicago
Letter of Credit
No. 00315672

Redemption Drawing and Reduction Certificate


The First National Bank of Chicago
One North Dearborn
Suite 0236, 9th Floor
Chicago, Illinois 60602

Attention:	Corporate Trust Department

The undersigned individual, a duly authorized officer of Bank One, Texas, N.A., as Trustee under the Indenture (the Beneficiary), hereby Certifies on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. 00315672 dated April 29, 1994 (the Letter of Credit ), issued by The First National Bank of Chicago (the
Bank), in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):
	1.	The Beneficiary is the Trustee under the Indenture and
hereby demands payment of $_______________.
	2.	The Beneficiary is entitled to make this drawing under the
Letter of Credit in the amount specified in paragraph numbered 1, pursuant to Section 5.04 of the Indenture.
	3.	(a) The amount of this drawing is equal to (i) the principal amount of Bonds to be redeemed by the Issuer pursuant to Section ______________________ of the Indenture on _______________________
(the Redemption Date) other than Pledged Bonds and Company Bonds
(each as defined in the Indenture), plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Letter of Credit) (or if none, the date of issuance of the Bonds) to the Redemption Date, provided that in the event the Redemption Date coincides with an Interest Payment Date this drawing shall not include any accrued interest on such Bonds.
	(b)	Of the amount stated in paragraph 2 above:
	(i)	$______________ is demanded in respect of the principal
amount of the Bonds referred to in subparagraph (a) above;
	(ii)	$______________ is demanded in respect of accrued
interest on such Bonds; and
	4.	The amount of the drawing made by this Certificate was
computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of the Letter of Credit.
	5.	Upon payment of the amount drawn hereunder, the Bank is
hereby directed to permanently reduce the Available Amount (as defined in the Letter of Credit) of the Letter of Credit by _________________________________________ and the Available Amount
shall thereupon equal_______________________________.
	6.	Of the amount of the reduction stated in paragraph 5 above:
	(i)	$______________ is attributable to the principal amount of
Bonds redeemed; and
	(ii)	$______________ is attributable to interest on such Bonds
(i.e., ____ days interest thereon at ______%.
	7.	The amount of the reduction in the Available Amount of the
Letter of Credit has been computed in accordance with the Letter of Credit Agreement dated as of April 1, 1994, between the Bank and Trencor Jetco, Inc.
	8.	Following the reduction, the Available Amount of the Letter
of Credit shall be at least equal to the aggregate principal amount of the Bonds outstanding (to the extent such Bonds are not Pledged Bonds or Company Bonds) plus 48 days interest thereon at the 10%.
In Witness Whereof, this Certificate has been executed this _____ day of ____________, _____.



Bank One, Texas, N.A., as Trustee



By	/s/
[Title of Authorized Officer]



Exhibit E to
The First National Bank of Chicago
Letter of Credit
No. 00315672

Liquidity Drawing Certificate


The First National Bank of Chicago
One North Dearborn
Suite 0236, 9th Floor
Chicago, Illinois 60602

Attention:	Letter of Credit Unit

The undersigned individual, a duly authorized officer of Bank One, Texas,
N.A., as Trustee under the Indenture (the Beneficiary) hereby Certifies as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. 00315672 dated April 29, 1994 (the Letter of Credit) issued by The First National Bank of Chicago (the Bank), in favor of the
Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and
(iii) that certain Indenture (as defined in the Letter of Credit):
	(1)	The Beneficiary is the Trustee under the Indenture and
hereby demands payment of $_________________.
	(2)	The Beneficiary is entitled to make this drawing under the
Letter of Credit in the amount specified in paragraph numbered 1, with respect to the payment of the purchase price of Bonds tendered or deemed tendered for purchase in accordance with Section 2.03 or 2.04 of the
Indenture and to be purchased on _______________________________ (the
Purchase Date) which Bonds have not been remarketed as provided in the Indenture or the purchase price of which has not been received by the Tender Agent or the Remarketing Agent (as defined in the Indenture).
	(3)	(a) The amount of the drawing is equal to (i) the principal
amount of Bonds to be purchased pursuant to the Indenture on the Purchase
Date other than Pledged Bonds and Company Bonds (each as defined in the Indenture), plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Letter of Credit) (or if none, the date of issuance of the Bonds) to the Purchase Date, provided that in the event the Purchase Date coincides with an Interest Payment Date this drawing shall not include any accrued interest on such Bonds.
	(b)	Of the amount stated in paragraph (2) above:
	(i)	$______________ is demanded in respect of the principal
portion of the purchase price of the Bonds referred to in subparagraph (2) above; and
	(ii)	$______________ is demanded in respect of payment of the
interest portion of the purchase price of such Bonds.
	(4)	The amount of the drawing made by this Certificate was
computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of the Letter of Credit.
	(5)	If the Bonds are not in the Book Entry System, the
Beneficiary will register or cause to be registered in the name of the
Company, upon payment of the amount drawn hereunder, Bonds in the principal amount of the Bonds being purchased with the amounts drawn hereunder and will hold such Bonds in accordance with Section 3.11 of the Indenture. If the Bonds are in the Book Entry System, the Bonds will be registered in the name of the Trustee on the records of the Securities Depository, and the Trustee will hold the Bonds for the benefit of the Bank.
	(6)	Payment by the Bank pursuant to this drawing shall be
made to ___________________________ ABA Number ____________,
Account Number, Attention: __________, Re: ___________________.
In Witness Where Of, this Certificate has been executed this _____ day of __________, _____.



Bank One, Texas, N.A., as Trustee



By	/s/
[Title of Authorized Officer]



Exhibit F
to
The First National Bank of Chicago
Letter of Credit
No. 00315672

Acceleration Drawing Certificate


The First National Bank of Chicago
One North Dearborn
Suite 0236, 9th Floor
Chicago, Illinois 60602

Attention:	Corporate Trust Department

The undersigned individual, a duly authorized officer of Bank One, Texas,
N.A., as Trustee under the Indenture (the Beneficiary), hereby Certifies on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. 00315672 dated April 29, 1994 (the Letter of Credit), issued by The First National Bank of Chicago in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):
	1.	The Beneficiary is the Trustee under the Indenture and
hereby demands payment of $________________.
	2.	An Event of Default has occurred under subsection [insert
subsection] of the Indenture and the Trustee has declared the principal of and accrued interest on all Bonds then outstanding immediately due and payable.
The Beneficiary is entitled to make this drawing under the Letter of Credit in the amount specified in paragraph numbered 1, pursuant to Section 6.02 of the Indenture.
	3.	(a) The amount of this drawing is equal to (i) the principal amount of Bonds outstanding on [insert date of acceleration] (the
"Acceleration Date") other than Pledged Bonds and Company Bonds (each as defined in the Indenture), plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Letter of Credit) (or if none, the date of issuance of the Bonds) to the Acceleration Date.
	(b)	Of the amount stated in paragraph 2 above:
	(i)	$______________ is demanded in respect of the principal
portion of the Bonds referred to in subparagraph (a) above; and
	(ii)	$______________ is demanded in respect of accrued
interest on such Bonds.
	4.	The amount of this drawing made by this Certificate was
computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of the Letter of Credit.
In Witness Whereof, this Certificate has been executed this _____ day of __________, _____.



Bank One, Texas, N.A., as Trustee



By /s/
[Title of Authorized Officer]



Exhibit G to
The First National Bank of Chicago
Letter of Credit
No. 00315672

Stated Maturity Drawing Certificate


The First National Bank of Chicago
One North Dearborn
Suite 0236, 9th Floor
Chicago, Illinois 60602

Attention:	Letter of Credit Unit

The undersigned individual, a duly authorized officer of Bank One, Texas,
N.A., as Trustee under the Indenture (the Beneficiary), hereby Certifies on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. 00315672 dated April29, 1994
(the Letter of Credit), issued by The First National Bank of Chicago, in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):
	1.	The Beneficiary is the Trustee under the Indenture and
hereby demands payment of $_________________.
	2.	The Beneficiary is entitled to make this drawing under the
Letter of Credit in the amount specified in paragraph numbered 1, pursuant to Section 5.04 of the Indenture.
	3.	The amount of this drawing is equal to the principal amount
of Bonds outstanding on April 1, 2019, the maturity date thereof as specified in Section 2.02 of the Indenture, other than Pledged Bonds and Company
Bonds (each as defined in the Indenture).
	4.	The amount of this drawing made by this Certificate was
computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of the Letter of Credit.

In Witness Whereof, this Certificate has been executed this _______ day of ____________, ______.


Bank One, Texas, N.A., as Trustee




By	/s/
[Title of Authorized Officer]

Exhibit H to
The First National Bank of Chicago
Letter of Credit
No. 00315672

Reduction Certificate


The First National Bank of Chicago
One North Dearborn
Suite 0236, 9th Floor
Chicago, Illinois 60602

Attention:	Letter of Credit Unit

The undersigned hereby Certifies with respect to (i) that certain Irrevocable Transferable Letter of Credit No. 00315672 dated April 29, 1994 (the
Letter of Credit), issued by The First National Bank of Chicago (the
Bank), in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):
	1.	The Beneficiary is the Trustee under the Indenture.
	2.	Upon receipt by the Bank of this Certificate, the Available
Amount (as defined in the Letter of Credit) shall be reduced by $______________ and the Available Amount shall thereupon equal $______________, all in accordance with the Letter of Credit.
$______________ of said amount is attributable to interest.
	3.	The amount of the reduction in the Available Amount of the
Letter of Credit has been computed in accordance with the provisions of the Letter of Credit Agreement dated as of April 1, 1994, between the Bank and Trencor Jetco, Inc. (the Letter of Credit Agreement).
	4.	Following the reduction, the Available Amount of the Letter
of Credit shall be at least equal to the aggregate principal amount of the Bonds outstanding (to the extent such Bonds are not Pledged Bonds or Company Bonds, as defined in the Letter of Credit) plus 48 days interest thereon at 10%.

In Witness Whereof, this Certificate has been executed this _____ day of __________, _____.



Bank One, Texas, N.A., as Trustee



By /s/
[Title of Authorized Officer]

Exhibit I to
The First National Bank of Chicago
Letter of Credit
No. 00315672

Notice of Amendment


[Trustee]
___________________
___________________

Attention:

Ladies and Gentlemen:

Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. 00315672 dated April 29, 1994 (the Letter of Credit), established by us in your favor as Beneficiary. We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Letter of Credit Agreement dated as of April 1, 1994, between Trencor Jetco, Inc. and us, the Available Amount of the Letter of Credit has been reduced to $_____________.
This letter should be attached to the Letter of Credit and made a part thereof.


The First National Bank of Chicago


By	/s/
Its

Exhibit J to
The First National Bank of Chicago
Letter of Credit
No. 00315672

Transfer Certificate


The First National Bank of Chicago
One North Dearborn
Suite 0236, 9th Floor
Chicago, Illinois 60602

Attention:	Letter of Credit Unit

Ladies and Gentlemen:

Reference is made to that certain Irrevocable Transferable Letter of Credit
No. 00315672 dated April29, 1994 (as amended from time to time, the
Letter of Credit) which has been established by the Bank in favor of
________________________________.
The undersigned [Name of Transferor] has transferred and assigned (and hereby confirms to you said transfer and assignment) all of its rights in and under said Letter of Credit to [Name of Transferee] and confirms that [Name of Transferor] no longer has any rights under or interest in said Letter of Credit. The undersigned [name of Transferor] irrevocably instructs you that the undersigned [name of Transferor] does not retain the right to refuse you to advise amendments to the Letter of Credit to the [name of Transferee], and all such amendments shall be advised only to the [name of Transferee].
Transferor and Transferee have indicated on the face of said Letter of Credit that it has been transferred and assigned to Transferee.

Transferee hereby certifies that it is a duly authorized Transferee under the terms of said Letter of Credit and is accordingly entitled, upon presentation of the documents called for therein, to receive payment thereunder.



Name of Transferor


By	/s/
[Name and Title of Authorized Officer of Transferor]



Name of Transferee


By	 /s/
[Name and Title of Authorized Officer of Transferee]

Exhibit K to
The First National Bank of Chicago
Letter of Credit
No. 00315672

Notice of Amendment


[Trustee]
___________________
___________________

Attention:

Ladies and Gentlemen:

Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. 00315672 dated April 29, 1994 (the Letter of Credit), established by us in your favor as Beneficiary. We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Letter of Credit Agreement dated as of April 1, 1994, between Trencor Jetco, Inc. and us, the Stated Termination Date of the Letter of Credit has been extended to
________________ __________________.
This letter should be attached to the Letter of Credit and made a part thereof.


The First National Bank of Chicago


By	/s/
Its